Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - August 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008
Yield	17.61%	17.61%	17.61%	17.61%	17.61%	17.61%
Less: Coupon	5.83%	5.81%	5.80%	5.78%	5.92%	5.77%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	3.95%	3.95%	3.95%	3.95%	3.95%	3.95%
Excess Spread:
August-07	6.33%	6.35%	6.36%	6.38%	6.24%	6.39%
July-07	6.86%	6.88%	6.89%	6.91%	6.76%	6.92%
June-07	6.18%	6.21%	6.22%	6.24%	6.09%	6.24%
Three Month Average Excess Spread	6.46%	6.48%	6.49%	6.51%	6.36%	6.52%

Delinquency:
30 to 59 Days	0.93%	0.93%	0.93%	0.93%	0.93%	0.93%
60 to 89 Days	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%
90+ Days	1.42%	1.42%	1.42%	1.42%	1.42%	1.42%
Total	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

Principal Payment Rate	18.73%	18.73%	18.73%	18.73%	18.73%	18.73%

Series Deal Size Expected Maturity	2003-6 $2,000MM 11/15/2008
Yield	17.61%
Less: Coupon	5.75%
Servicing Fee	1.50%
Net Credit Losses	3.95%
Excess Spread:
August-07	6.41%
July-07	6.93%
June-07	6.26%
Three Month Average Excess Spread	6.53%

Delinquency:
30 to 59 Days	0.93%
60 to 89 Days	0.65%
90+ Days	1.42%
Total	3.00%

Principal Payment Rate	18.73%